Exhibit 10.40

LIST OF OMITTED MANAGEMENT CONTINUITY AGREEMENTS

1.
Management Continuity Agreement dated March 15, 2002 between Thomas E. O'Hern and the Company.

2.
Management Continuity Agreement dated March 15, 2002 between Richard A. Bayer and the Company.

3.
Management Continuity Agreement dated March 15, 2002 between Larry E. Sidwell and the Company.

4.
Management Continuity Agreement dated March 15, 2002 between Edward C. Coppola and the Company.